                                                                EXHIBIT 10.3(23)



                                THIRD AMENDMENT
                                       TO
                    THE G. B. DEALEY RETIREMENT PENSION PLAN
              (As Amended and Restated Effective January 1, 1988)


                 A. H. Belo Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to The
G. B. Dealey Retirement Pension Plan, as amended and restated effective January 1, 1988 (the "Plan").

                 1. There is added to Article 5 of the Plan ("Retirement Benefits") new Sections 5.10 and 5.11, which shall read as follows:

                 5.10 Early Retirement Benefit for Certain Employees of WFAA Television, Inc.

                          (a)      Eligibility.  The provisions of this
         Section will apply only to each Participant who (i) is an Employee of WFAA Television, Inc. on November 15, 1991, (ii) will have attained at least age 55 and will have completed at least five years of Credited Service as of December 31, 1991, (iii) elects in writing during the period beginning on November 15, 1991, and ending on December 31, 1991, on a form and in the manner prescribed by the Committee to receive the early retirement benefit described in subsection (b) below and (iv) retires from employment with WFAA Television, Inc. on or before December 31, 1991, and does not again become employed by any other Controlled Group Member. A Participant who satisfies the foregoing eligibility requirements is referred to in this Section as a "Qualified Participant."

                          (b) Early Retirement Benefit. The retirement benefit of a Qualified Participant will be determined pursuant to the provisions of Sections 5.1 and 5.2, subject, however, to the following modifications: (i) the Qualified Participant will be credited with five additional years of Credited Service for purposes of the normal retirement benefit formula; (ii) the Qualified Participant will be credited with five additional years of age for purposes of determining his Covered Compensation under the normal retirement benefit formula;
         (iii) the Qualified Participant's Final Monthly Compensation will be equal to the greater of the Final Monthly Compensation determined under Section 1.21 or the Final

         Monthly Compensation that would result from including in clause (i) of
         Section 1.21 the Compensation the Qualified Participant would have earned for the five calendar years after 1991 if his Compensation for such years were equal to his Compensation for 1991 compounded annually at the rate of 5%; and (iv) the early retirement reduction factors under Section 5.2 will be applied by adding five additional years to the Qualified Participant's age.

                 5.11 Postretirement Cost-of-Living Adjustments. The monthly retirement benefit payable to each Participant who retired under the Plan at or after age 55 and prior to January 1, 1989, and the monthly retirement benefit (if any) payable to the Beneficiary of a Participant who retired at or after age 55 and prior to January 1, 1989, and who died before March 1, 1992, will be increased by a one-time cost-of-living adjustment determined with reference to the Participant's date of retirement in accordance with the table set forth below. The cost-of-living adjustment will be paid beginning with the monthly retirement benefit payable during March, 1992.


                 Date of Retirement                        Amount of Adjustment
                 ------------------                        --------------------
                 Before January 1, 1981                             12%

                 On or after January 1, 1981
                 and before January 1, 1986                          8%

                 On or after January 1, 1986
                 and before January 1, 1989                          4%


         If a retired Participant who qualifies for the cost-of-living adjustment under this Section dies on or after March 1, 1992, any survivor benefit payable with respect to such Participant will be based on the Participant's benefit as increased by the cost-of-living adjustment.

                 2. The provisions of Section 5.10 will be effective as of December 31, 1991, and the provisions of Section 5.11 will be effective as of March 1, 1992.

                 Executed at Dallas, Texas, this 19th day of February, 1992.


                                               A. H. BELO CORPORATION



                                               By /s/ MICHAEL MCCARTHY




                                      -2-